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November 22, 2011

Touchstone Funds Group Trust 303 Broadway, Suite 1100 Cincinnati, OH 45202

Re:	Opinion of Counsel

Ladies and Gentlemen:

We have acted as counsel to Touchstone Funds Group Trust (the “Trust”), a Delaware statutory trust, in connection with the proposed reorganization of the series listed below that are offered by Old Mutual Funds II (each an “Old Mutual Fund” and collectively, the “Old Mutual Funds”) into the corresponding series listed below offered by the Trust (each an “Acquiring Fund” and collectively, the “Acquiring Funds”), pursuant to an Agreement and Plan of Reorganization (the “Agreement”).

Old Mutual Funds	Acquiring Funds
Old Mutual Barrow Hanley Core Bond Fund Institutional Class	Touchstone Total Return Bond Fund Institutional Class
Old Mutual Dwight Short Term Fixed Income Fund Class A Class C Class Z Institutional Class	Touchstone Ultra Short Duration Fixed Income Fund Class A Class C Class Y Institutional Class

The aforementioned proposed transactions are referred to herein as the “Reorganizations.”

This opinion relates to shares of beneficial interest of the Trust (collectively, the “Shares”) (with a par value of $0.01 per share) to be issued by the Acquiring Funds in the Reorganizations, and is furnished in connection with filing with the Securities and Exchange Commission (“SEC”) the Trust’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”).

Philadelphia	Boston	Washington, D.C.	Detroit	New York	Pittsburgh
Berwyn	Harrisburg	Orange County	Princeton	Wilmington

www.pepperlaw.com

Touchstone Funds Group Trust

November 22, 2011

In rendering the opinion hereinafter set forth, we have considered such legal and factual matters as we have deemed necessary and have assumed that: (i) all documents submitted to us as originals are authentic, the signatures thereon are genuine and the persons signing the same were of legal capacity; (ii) all documents submitted to us as copies conform to the original documents and that such originals are authentic; (iii) all certificates of public officials upon which we have relied have been duly and properly given and that any public records reviewed by us are complete and accurate; and (iv) the Shares will be issued in accordance with the Trust's Amended and Restated Agreement and Declaration of Trust, the Trust's By-Laws, and the resolutions of the Trust's Board of Trustees, which are incorporated by reference into the Amended and Restated Agreement and Declaration of Trust by its terms.  For the purpose of rendering the opinion set forth herein, we have also reviewed the Certificate of Trust of the Trust, as corrected on April 21, 2009, which we have assumed is complete, accurate and in full force and effect as so corrected.  For purposes of rendering this opinion, we have examined a printer’s proof of the Registration Statement and have assumed that the Registration Statement, as filed with the SEC, will be in substantially the form of the printer’s proof and also have made other assumptions that are customary in opinion letters of this kind.  We have not verified any of those assumptions.

Our opinion, as set forth herein, is limited to the federal laws of the United States of America and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust.  We express no opinion with respect to any other laws.

The form of Agreement described in the Registration Statement was approved on August 18, 2011 and ratified on November 17, 2011 by the Trust’s Board of Trustees.

On the basis of and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance by the Trust and upon the satisfaction of the conditions contained in the Agreement, the Shares that the Acquiring Funds issue pursuant to the Agreement will be validly issued, fully paid and non-assessable.

Touchstone Funds Group Trust

November 22, 2011

This opinion is rendered solely in connection with the filing of the Registration Statement.  We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement.  In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Very truly yours,
/s/ Pepper Hamilton LLP
Pepper Hamilton LLP